SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) August 21, 2003

Pope Resources, A Delaware Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	91-1313292 (I.R.S. Employer Identification No.)

19245 Tenth Avenue NE, Poulsbo, Washington 98370 (Address of principle executive offices) (ZIP Code)

Registrant’s telephone number, including area code (360) 697-6626

NOT APPLICABLE (Former name or former address, if changed since last report.)

   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On August 21, 2003 the Partnership announced an increase in its quarterly distribution to $.07 per unit. A copy of that press release is attached hereto as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No. 99.1	Description Press release of the registrant dated August 21, 2003

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

POPE RESOURCES, A DELAWARE LIMITED PARTNERSHIP

DATE: August 21, 2003	BY: /s/ Thomas M. Ringo Thomas M. Ringo Vice President and Chief Financial Officer, Pope Resources, A Delaware LimitedPartnership, and Pope MGP, Inc., General Partner